EXPLANATORY NOTE

This Amendment No. 1, or this Amendment, to the Regulation A Offering Statement on Form 1-A filed by MCI Income Fund V, LLC on January 4, 2021 (the “Original Filing”) is being filed solely to include Exhibits 1(a), 1(b), 2(b), 3(a), 3(b), 3(c), 3(d), 3(e), 6(a), 6(b), and 6(c). Accordingly, this Amendment consists only of the explanatory note, the signature page to the Form 1-A, the exhibit index, and Exhibits 1(a), 1(b), 2(b) 3(a), 3(b), 3(c), 3(d), 3(e), 6(a), 6(b), and 6(c). The Preliminary Offering Circular is unchanged and therefore has been omitted.

PART III - EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description

(1)(a)	Managing Broker-Dealer Agreement by and between International Asset Advisors. and MCI Income Fund V, LLC

(1)(b)	Soliciting Dealer greement

(2)(a)	Certificate of Formation of MCI Income Fund V, LLC*

(2)(b)	Limited Liability Company Agreement of MCI Income Fund V, LLC

(3)(a)	Form of Indenture

(3)(b)	Form of A-1 Bond

(3)(c)	Form of B-1 Bond

(3)(d)	Master Credit Facility

(3)(e)	Promissory Note

(4)	Subscription Agreement**

(6)(a)	Loan Policies and Procedures of MCI Income Fund V, LLC

(6)(b)
Amended and Restated Investment Opportunity Allocation Agreement by and between MCI Secured Income Fund, LLC, MCI Preferred Equity Fund, LLC, MCI Preferred Income Fund II, LLC, MCI Preferred Income Fund IV, LLC, and MCI Preferred Income Fund V, LLC

(6)(c)	Deed of Trust

(11)(a)	Consent of Lane Gorman Trubitt, LLC**

(11)(b)	Consent of Kaplan Voekler Cunningham & Frank, PLC***

(12)	Opinion of Kaplan Voekler Cunningham & Frank, PLC regarding legality of the Bonds**

   * Previously filed.
 ** To be filed by amendment.
*** Included with the legal opinion provided pursuant to item (12).

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas on January 27 of 2021.

MCI INCOME FUND V, LLC,
a Delaware limited liability company

By:       Megatel Capital Investments, LLC,
             a Delaware limited liability company
Its:        Sole Member

By:        /s/Zach Ipour

Name:   Zach Ipour
Its:        Co-President (Principal Executive Officer)

By:        /s/Aaron Ipour
Name:   Aaron Ipour
Its:        Co-President

By:       /s/Richard Wygle
Name:  Richard Wygle
Its:       Chief Financial Officer of the Sole Member of the Manager
            (Principal Financial Officer and Principal Accounting Officer)